Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our Auditors’ report, dated March 30, 2020, accompanying the audited consolidated financial statements for the year ended December 31, 2019 of Flexible Solutions International, Inc. We hereby consent to the incorporation by reference of such report in the Company’s registration statements on Form S-8 (File No’s. 333-139815 and 333-176556).

Vancouver, Canada	“Morgan & Company LLP”

March 30, 2020	Chartered Professional Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our Auditors’ report, dated May 16, 2019, accompanying the audited consolidated financial statements for the years ended December 31, 2018 and 2017 of Flexible Solutions International, Inc. We hereby consent to the incorporation by reference of such report in the Company’s registration statements on Form S-8 (File No’s.333-139815 and 333-176556).

MMP LLP

Chartered Professional Accountants

Vancouver, BC, Canada

March 30, 2020